UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2011

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 18, 2011, the Board of Directors of Horizon Bancorp (the “Company”) declared a three-for-two stock split to be effected in the form of a stock dividend on the Company’s common stock, no par value. Shareholders of record as of the close of business on November 28, 2011, the record date, will receive an additional half share for each share of common stock held. Shareholders will receive cash in lieu of any fractional share of common stock that they otherwise would have been entitled to receive in connection with the split, except that participants in the Company’s Dividend Reinvestment and Stock Purchase Plan will have fractional shares credited to their accounts. The price paid for fractional shares will be based on the average closing price of a share of common stock as reported on the NASDAQ Global Market for the five days immediately prior to the record date. The additional shares will be issued on December 9, 2011.

Additional information about the split is included in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued on November 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 18, 2011	Horizon Bancorp

	By:	/s/ Mark E. Secor
Mark E. Secor, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
99.1	Press release issued on November 18, 2011	Attached